EXHIBIT 10.6

STOCK PURCHASE AND ASSET SALE AGREEMENT

This Agreement is made this 1st day of July, 1999 between Inter-American Telecommunications Corporation ("Buyer") and Cognigen Corporation ("Seller").

RECITALS

The Buyer was organized for the purpose of consolidating the operations of certain enterprises engaged in the commerce and transmission of domestic and international long distance telephone and related services. The Seller is engaged in direct and multilevel electronic marketing and sale of long distance telephone service products. The Buyer will be engaged in the direct and multilevel agency marketing and sale of long distance service and products as well as switching and transport of voice, fax and data telephone and Internet traffic and related services.

In order to promote and bring about greater synergies of effort and economies of scale, the Buyer has agreed to purchase and the Seller has agreed to sell all of the assets described herein.

1.       PARTIES:

1.1 Inter-American Telecommunications Holding Corporation, the Buyer, also referred to as "ITHC," a Delaware corporation with 10,000 common shares of authorized capital stock with no par value.

1.2 Cognigen Corporation, the Seller also referred to as "Cognigen," a Nevada corporation.

1.3  ITHC  and  Cognigen  are  hereinafter   collectively  referred  to  as  the
     "Parties."

2.       CONSIDERATION:

2.1 The Seller has agreed to sell, transfer and exchange all of the herein described assets owned by it to the Buyer and the Buyer has agreed to purchase those assets for and in consideration of:

     a. Five Thousand Five Hundred (5,500) shares of the Buyer's common stock, and

     b.   Payment of $300,000 cash, and

     c. A contract of employment in favor of Kevin Anderson as Managing Director of the Cognigen E-Commerce Division of ITHC for a period of 4 years with an annual base salary of $175,000, and

     d. Provision of $600,000 of working capital, over and above the current level of operating costs to cover business expansion and staffing requirements for the Cognigen E-Commerce Division over a 3 year period.

     e. Permission to insert banner advertising for non-telecommunications products on the bottom margin of Buyer's Web sites for a period of 4 years at no cost.

3.       ASSETS SELLER WILL DELIVER AT TME OF CLOSING:

3.1 All of its agency, reseller and other agreements and contracts Seller has with carriers, switched resellers, unswitched resellers, consolidators or other providers of long distance and local telephone service.

3.2 All accounts receivable, commissions receivable, future commissions that are and may be payable from any of the carriers, switched resellers, unswitched resellers, consolidators or other providers of long distance and local telephone service.

3.3 All computer software, proprietary programs and applications, computers, monitors, peripherals, printers, copiers, telephone PABX systems, office furniture and fixtures, office leases, belonging to and used by the Seller in the conduct of its business.

3.4 All of the Seller's customer databases, customers lists, print and electronic records relating to customers.

3.5 Inventories and orders for prepaid telephone cards. 3.6 All new accounts generated via Seller's Web sites or through direct sales. 3.7All Web sites, pages, links and agreements related to the conduct of its core telecommunications business as well as all Internet domains, and email addresses.

3.8 All of the Seller's agreements with agents and their subagents within or without its multilevel marketing system. 3.9 Exclusive use and control of the name "Cognigen" and its attendant copyright, trade name, trademark and service mark registrations both federal and state that may exist.

3.10 All other intellectual property of the Seller owned and used in connection with the conduct of its core telecommunications business.

3.11 All its lines of credit with carriers, prepaid card providers, switched resellers, switchless resellers and other providers of local and long distance phone service.

4.       SELLER'S REPRESENTATIONS AND WARRANTIES:

4.1 Seller warrants that pursuant to its articles of incorporation and by-laws it has the legal right to enter into the present Agreement. Seller also warrants that it has the required corporate authority to enter into and conclude this transaction as evidenced by the attached corporate resolution.

4.2 That the transaction provided for in this Agreement is not prohibited or affected by indentures, mortgages, loans, credit arrangements, or other agreements.

4.3  Seller warrants it has good title to the above listed assets.

4.4 Seller warrants that affecting it there is no litigation pending, outstanding, or adverse actions known. 4.5 Seller warrants it holds all permits, licenses, approvals required by law for the conduct of its business.

5.       BUYER WILL DELIVER AT TIME OF CLOSING:

5.1  The shares of stock provided for in paragraph 2.1(a),

5.2 A promissory note made by the Buyer in favor of the Seller in the amount of $300,000 as provided for in paragraph 2.1(b), and

5.3 Delivery of an executed contract of employment provided for in paragraph 2.1(c).

6.       TERMS OF DEFAULT BY BUYER OR SELLER:

6.1 Failure of any party to the Agreement insisting upon strict performance of the provisions hereof shall not be construed as waiving their rights under it.

6.2 Default by either party in their performance of the provisions of the Agreement constitutes legal basis for the rescission or termination by the other party.

6.3 Either party shall have 30 days from date of notification of such default to cure or remedy the default.

7.       SELLERS DECLARATION RELATIVE TO FINANCIAL STATEMENTS:

7.1 Seller declares that to the best of its information and knowledge the financial statements, analyses and reports submitted to the Buyer for the years reported and any interim periods are unaudited, complete, correct and prepared by Seller's management in accordance with generally accepted accounting principles consistently applied for the periods covered.

7.2 Seller further declares that such statements, analyses and reports fairly present the financial condition of the company and the results of operations for the covered periods.

8.       BUYER'S REPRESENTATIONS AND WARRANTIES:

8.1 The execution, delivery, and performance of this Agreement has been authorized properly and is a valid and legally binding obligation of the Buyer.

8.2 There are no actions, suits or proceedings that have been instituted or threatened by a court or government agency or body that casts doubt on the Buyer's ability to conclude this Agreement, or its legality or validity.

9.       OBLIGATIONS OF THE SELLER AND THE BUYER:

9.1 Both Seller and Buyer declare that all applicable laws and regulations that may affect the execution and fulfillment of this Agreement have been complied with.

9.2 Seller shall be responsible for the full and orderly transfer and delivery to the Buyer of the assets listed in paragraphs 3.1 to 3.11 and as more fully detailed in Annex A, attached hereto and made a part hereof.

9.3 Seller shall be responsible to assure that the conduct of business prior to closing will be in the ordinary course of events, consistent with prior practice. The business will be kept intact with employees, suppliers, landlords, and customers. Seller will assist Buyer in obtaining employment agreements or other agreements, if needed, with certain or all officers and employees.

9.4 Seller will provide best efforts to make available to Buyer full access to its books, records and latest financial statements.

9.5 Seller will assist and provide the required signatures to transfer to Buyer's control all required bank accounts, or to open new accounts and to transfer funds as may be appropriate.

9.6  Buyer shall carry out the completion of this Agreement in all respects.

10.      INDEMNIFICATION:

10.1 Seller shall indemnify Buyer against losses or costs arising out of (1) liabilities that were not contemplated or disclosed, but that should have been, (2) misrepresentations, or (3) breaches of warranties.

10.2 No adjustments or indemnification to purchase price shall, however, be made that will affect the integrity of the number of Buyer's shares issued and transferred to Seller.

11.      CLOSING:

11.1 Closing of this transaction shall take place concurrent with execution of this Agreement by the Parties.

12.      MISCELLANEOUS:

12.1 This Agreement shall be binding upon the legal successors and assignees of the parties.

12.2 Notices to the parties shall be communicated as follows: Seller Laurel Anderson, CCC 300 Queen Anne Avenue North, Suite 644 Seattle, WA 98109
     Buyer: Peter Tilyou,  ITHC 2608 Second Avenue,  Suite 108 Seattle, WA 98121

12.3 This Agreement and attached exhibits are complete and represent the entire agreement between the parties, and supersede other prior agreements and understandings.

12.4 This Agreement is subject to the laws and jurisdiction of the courts of the State of Delaware.

13.      EXHIBITS:

13.1 Seller's Corporate Resolution

13.2 Buyer's  Promissory  Note

13.3 Kevin Anderson Employment Contract

13.4 Buyer's Corporate Resolution

13.5 Annex A, List of Assets

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year set forth above.

Inter-American Telecommunications Holding Corporation


By:/s/Peter Tilyou
   --------------------------------
   Peter Tilyou, Authorized Officer



Cognigen Corporation


By:/s/Laurel Anderson
   -----------------------------------
   Laurel Anderson, Authorized Officer


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PROMISSORY NOTE

         July 1, 1999                                    $300,000


         On or before ninety days from the date hereof, without grace, we promise to pay to the order of Cognigen Corporation (NV), at its offices in Seattle, Washington, the sum of THREE HUNDRED THOUSAND DOLLARS ($300,000) together with interest at the rate of 8% per annum until paid. We waive demand and presentment. In case suit is instituted to effect collection we agree to pay reasonable attorneys fees, which shall not in any circumstance exceed 15% of the face value hereof.

         Inter-American Telecommunications Holding Corporation (DE)


         By:
            --------------------------------
            Peter Tilyou, Authorized Officer






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